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                                                                    EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16325) pertaining to the 1996 Stock Option Plan of ACR Group, Inc. and the Registration Statement (Form S-3 No. 333-42701) pertaining to the registration of 2,411,667 shares of common stock of ACR Group, Inc. of our report dated April 23, 1999, with respect to the consolidated financial statements and schedule of ACR Group, Inc. included in this Annual Report (Form 10-K) for the year ended February 28, 1999.




                                         ERNST & YOUNG LLP


Houston, Texas
May 26, 1999